Issued by ReliaStar Life Insurance Company of New York.
A member of the ING family of companies
Distributed by Directed Services LLC.

ING Architect New York

Deferred Variable Annuity Application

New York

IMPORTANT INFORMATION AND REMINDERS:

- If this application is being signed in a state other than the owner's resident state, please specify the state where the business was solicited and the purpose of the visit. Refer to the Nexus/Out-of-State Verification form for an acceptable purpose.

- Check that the initial investment listed in Section 5 meets the selected product's minimum requirements.

- Check that the initial investment allocations in Section 11 total 100% of the initial investment amount.

- After contract issue, ReliaStar Life Insurance Company of New York may periodically rebalance the contract value to remain in compliance with the ING LifePay Plus and ING Joint LifePay Plus allocation requirements. Please see the prospectus for additional information.

- If a replacement is involved, complete applicable transfer and state replacement forms, and submit them with this application.

- If a power of attorney, or legal guardian signs this application, please provide a copy of the appropriate supporting documentation confirming the signer's ability to act on behalf of the owner.

Send completed and signed documents to:

Regular Mail:
ING ANNUITIES
Attn: New Business
PO Box 9271
Des Moines, IA 50306-9271

Overnight Delivery:
ING ANNUITIES
Attn: New Business
909 Locust Street
Des Moines, IA 50309-2899

To contact the Licensing Department, call 800-235-5965.
To contact the Customer Service Center, call 800-366-0066.
To contact the Sales Desk, call: 800-555-1885 (Bank Division)

VARIABLE ANNUITIES

Variable Annuities

DEFERRED VARIABLE ANNUITY APPLICATION

ReliaStar Life Insurance Company of New York
("the Company")
A member of the ING family of companies
Home Office: 1000 Woodbury Road, Woodbury, NY 11797
PO Box 9271, Des Moines, IA 50306-9271
Overnight Delivery: ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899
Phone: 800-366-0066 Fax: 515-698-2035
www.ingannuities.com

ING
Your future. Made easier.℠

1. PRODUCT/CONTRACT INFORMATION

Product Applied For: ING Architect New York

If this application is being signed in a state other than the owner's resident state, please specify the state where the business was solicited and the purpose of the visit. ______

Client Account Number *(Broker-dealer use only.)* ______

2. OWNER *(Non-natural owners: please provide supporting documentation.)*

Name ______

SSN/TIN ______ Birth Date/Trust Date ______ ☐ Male ☐ Female

Street Address *(PO boxes are not permitted.)* ______

City ______ State ______ ZIP ______

Mailing Address *(If different than above.)* ______

City ______ State ______ ZIP ______

Country of Citizenship ______ Country of Incorporation ______

Phone ______ E-mail Address ______

JOINT OWNER *(Not available with qualified plans.)*

Name ______

SSN ______ Birth Date ______ ☐ Male ☐ Female

Street Address *(PO boxes are not permitted.)* ______

City ______ State ______ ZIP ______

Mailing Address *(If different than above.)* ______

City ______ State ______ ZIP ______

Country of Citizenship ______ Phone ______

Relationship to Owner ______ E-mail Address ______

3. ANNUITANT(S) *(Complete if the annuitant is not the owner. Oldest annuitant listed below will be the first annuitant on the contract.)*

Name ______

SSN ______ Birth Date ______ ☐ Male ☐ Female

Street Address *(PO boxes are not permitted.)* ______

City ______ State ______ ZIP ______

Country of Citizenship ______ Relationship to Owner ______

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JOINT ANNUITANT *(Not available for contracts with ING LifePay Plus.)*

Name ______________________________

SSN ______________ Birth Date ______________ ☐ Male ☐ Female

Street Address *(PO boxes are not permitted.)* ______________________________

City ______________ State ______ ZIP ______________

Country of Citizenship ______________ Relationship to Owner ______________

☐ Contingent annuitant (*Provide the contingent annuitant's name, SSN, birth date, gender, and street address in the Special Remarks area of Section 9.)*

4. BENEFICIARY INFORMATION

If you would like to designate a restricted beneficiary, complete the Restricted Beneficiary form and submit it with this application Total percentage of primary beneficiary shares must equal 100%. Total percentage of contingent beneficiary shares must also equal 100%. If no percentages are listed, beneficiaries' shares will be distributed equally. **Additional beneficiaries should be listed on a separate piece of paper that includes the owner's signature and the date.**

Name	Birth Date/Trust Date	SSN/TIN	Relationship to Owner	%	Beneficiary Type
					Primary
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent

Custodial Beneficiary: Required if you elect ING Joint LifePay Plus on a custodially owned contract — custodial beneficiary must be sole beneficiary on the custodial account and the spouse of the annuitant, and the custodian must be elected primary beneficiary above.

Name	Birth Date	SS	Relationship to Owner	%	Beneficiary Type
					Custodial

5. INITIAL INVESTMENT AND PLAN TYPE

(Make all checks payable to ReliaStar Life Insurance Company of New York. Complete either the nonqualified or the qualified section, not both.)

Initial Investment: $ ______________________________

NONQUALIFIED - SOURCE OF FUNDS: ☐ New Purchase *(money with application)*
☐ 1035 Exchange ☐ Transfer from money market account, CD or mutual fund

QUALIFIED - SOURCE OF FUNDS: ☐ Transfer ☐ Rollover ☐ New contribution for tax year ______

Type of Qualified Plan Applied For:

Individually Owned
- ☐ Traditional IRA
- ☐ Roth IRA
- ☐ SEP-IRA

Employer Plan[1]
- ☐ 401(k)
- ☐ 401(a)
- ☐ Keogh/HR-10
- ☐ Other ______________

[1] *If you select an employer plan, you must submit the Employer Sponsored Qualified Retirement Plan Disclosure with this application.*

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Living Benefit (Select only one option. ING LifePay Plus is not available to contracts with joint annuitants.)

Please be aware that these descriptions are highlights only. Consult your prospectus for details prior to electing an optional living benefit.

☐ ING LifePay Plus Minimum Guaranteed Withdrawal Benefit (ING LifePay Plus.v2)2

ING LifePay Plus is an optional guarantee available for an additional charge. Subject to the rider’s terms, conditions, and limitations, the rider guarantees that a certain amount may be withdrawn annually, regardless of market performance, and even if the accumulation value is zero, until the death of the annuitant or until the rider is terminated.

☐ ING Joint LifePay Plus Minimum Guaranteed Withdrawal Benefit (ING Joint LifePay Plus.v2)2

ING Joint LifePay Plus is an optional guarantee available for an additional charge. Subject to the rider’s terms, conditions, and limitations, the rider guarantees that a certain amount may be withdrawn annually, regardless of market performance, and even if the accumulation value is zero, until the death of the last active spouse (as defined in the rider) or until the rider is terminated. To elect this rider, there must be two spouses who are married to each other and are either joint owners or one spouse is an owner and the other is the sole primary beneficiary.

☐ Minimum Guaranteed Income Benefit (MGIB) (Only available for owners and annuitants ages 0-75.)

The Minimum Guaranteed Income Benefit rider is an optional guarantee available for an additional charge. The guarantee provides a minimum amount of annuity income at the end of a specified waiting period that will be available if the contract owner annuitizes on an MGIB Exercise Date. A 10-year waiting period is required before you can annuitize the MGIB rider benefit. The amount of the MGIB depends in part on the amount of eligible premium you pay (more than 5 years before the end of the waiting period). Transfers from Covered Funds to Special Funds will limit the future growth of the MGIB Rollup Base as follows. The MGIB Rollup Base for Special Funds does not accumulate at the MGIB Rate, so investments in Special Funds may limit the MGIB Benefit. The MGIB income guarantee rate is lower than the annuity purchase rate guaranteed by the contract.

For the MGIB living benefit only:

These benefits may have limited usefulness in contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to use the benefit before or after your required minimum distribution date, consider whether the benefit is appropriate for your circumstances. Consult your tax advisor.

Withdrawals (for ING LifePay Plus and ING Joint LifePay Plus, excess withdrawals) reduce the amount of the benefits on a pro-rata basis, which may result in a greater reduction than the amount withdrawn. Withdrawals are subject to federal income tax and if withdrawals are taken prior to age 59 1 / 2 , a federal tax penalty may apply, equal to 10% of the amount treated as income. You should consult your tax advisor before electing any optional benefit or rider under the contract to determine any tax consequences that may result from such election.

If elected, the MGIB, ING LifePay Plus and ING Joint LifePay Plus riders may not be cancelled unless the contract is terminated.

1If ING LifePay Plus or ING Joint LifePay Plus is elected, owners ages 0-79 are available as permitted by product. Please consider the additional cost of these options as well as their interaction with the death benefit elected to determine if this combination is appropriate considering your investment objectives.

2Funds must be allocated per the living benefit requirements detailed in Section 11. Read your prospectus carefully regarding details about living benefit options. Applications that do not comply with these requirements will not be accepted, and the contract will not be issued until correct investment instructions are received.

By signing below, I acknowledge receipt of the prospectus. My signature also indicates that all statements and answers in this form, which include my allocation instructions indicated in Section 11, are complete and true to the best of my knowledge and belief and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and the Company have the authority to modify this form. After reviewing my financial information, I believe this contract is suitable and will meet my financial goals and objectives.

I understand that the contract value and variable annuity payments may increase or decrease depending on the results of the variable investment choices, and that no minimum contract value or variable annuity payment is guaranteed. I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. I understand that the value allocated to any Account subject to a Market Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.

I understand that IRAs and other qualified plans already provide tax deferral like that provided by the contract. For an additional cost, this contract provides additional features and benefits, including death benefits and the ability to receive a lifetime income. I understand that I should not purchase a qualified contract unless I want these benefits, taking into account their cost.

TAXPAYER CERTIFICATION

Under penalties of perjury, I the undersigned certifies that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).
2. I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.
3. I am a U.S. citizen or U.S. resident alien.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature ______________________________

Signed at *(city, state)* ______________________ Date ____________

Joint Owner Signature *(if applicable)* ______________________________

Signed at *(city, state)* ______________________ Date ____________

Annuitant Signature *(if other than owner)* ______________________________

Annuitant Signature *(if other than owner)* ______________________________

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11. ALLOCATION SELECTION

INITIAL PURCHASE ALLOCATION AND DOLLAR COST AVERAGING (Enter allocations in whole percentages. Allocations must total 100%.)

The available share class is subject to distribution and service (12b-1) fees. Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from ING Liquid Assets and the fixed investments.

To elect an optional dollar cost averaging (DCA) transfer program, allocate money to ING Liquid Assets and indicate the funds to which the DCA will go to by writing percentages in the column below.

ING Liquid Assets[1]

☐ $_____ OR _____% per month until the account is depleted

☐ $_____ OR _____% per month for: ☐ 3 months ☐ 6 months ☐ 9 months ☐ 12 months ☐ Other _____

Please indicate initial allocation below.

[1]The minimum monthly DCA transfer is $100. DCA does not ensure a profit or guarantee against loss in a declining market.

IF YOU DO NOT ELECT ING LIFEPAY PLUS OR ING JOINT LIFEPAY PLUS LIVING BENEFIT RIDER, YOU MAY ALLOCATE WITHOUT RESTRICTION.

IF YOU ELECT ING LIFEPAY PLUS OR ING JOINT LIFEPAY PLUS LIVING BENEFIT RIDER, YOU MUST MEET ONE OF THE FOLLOWING ALLOCATION REQUIREMENTS:

Option 1: You may allocate entirely among Category A (Accepted Funds) without restriction.

Option 2: You may elect not to allocate any account value to Category A (Accepted Funds) and allocate entirely among Category B (ING LifePay Plus/ING Joint LifePay Plus Fixed Allocation Funds) and Category C (Other Funds). However, you must invest at least 30% of the account value in Category B.

Option 3: You may allocate among a combination of Category A (Accepted Funds), Category B (ING LifePay Plus/ING Joint LifePay Plus Fixed Allocation Funds), and Category C (Other Funds). However, at least 30% of the account value not invested in Category A must be invested in Category B.

Category A (Accepted Funds)	Initial Purchase Allocation	Target DCA Instructions		Initial Purchase Allocation	Target DCA Instructions
BlackRock Global Allocation V.I.	______%	______%	ING Oppenheimer Active Allocation	______%	______%
ING American Funds Asset Allocation	______%	______%	ING Russell Global Large Cap Index 75%	______%	______%
ING American Funds World Allocation	______%	______%	ING T. Rowe Price Capital Appreciation	______%	______%
ING LifeStyle Conservative	______%	______%	ING Van Kampen Equity & Income	______%	______%
ING LifeStyle Growth	______%	______%	ING Van Kampen Global Tactical Asset Allocation	______%	______%
ING LifeStyle Moderate	______%	______%			
ING LifeStyle Moderate Growth	______%	______%			
ING Liquid Assets	______%	______%			
ING MFS Total Return	______%	______%			

Category B (ING LifePay Plus/ING Joint LifePay Plus Fixed Allocation Funds)	Initial Purchase Allocation	Target DCA Instructions		Initial Purchase	Target DCA
ING American Funds Bond	______%	______%			
ING BlackRock Inflation Protected Bond	______%	______%			
ING Intermediate Bond	______%	______%

Category C (Other Funds) Initial Purchas e Allocation Target DCA Instructions

ING American Funds Growth ______%
______% ING American Funds Growth-Income ______%
______% ING American Funds International ______%
______% ING Artio Foreign ______%
______% ING Baron Small Cap Growth ______%
______% ING BlackRock Large Cap Growth ______%
______% ING BlackRock Science and Technology Opportunities
______% ______% ING Clarion Global Real Estate
______%
______% ING Clarion Real Estate ______%
______% ING Davis New York Venture ______%
______% ING Evergreen Health Sciences ______%
______% ING Evergreen Omega ______%
______% ING FMR(SM) Diversified Mid Cap ______%
______% ING Focus 5 ______%
______% ING Franklin Income ______%
______% ING Franklin Mutual Shares ______%
______% ING Franklin Templeton Founding Strategy
______% ______% ING Global Equity Option ______%
______% ING Global Resources ______%
______% ING Growth and Income ______%
______% ING Hang Seng Index ______%
______% ING International Index ______%
______% ING JPMorgan Emerging Markets Equity
______% ______% ING JPMorgan Mid Cap Value
______%
______% ING JPMorgan Small Cap Core Equity
______%
______% ING LifeStyle Aggressive Growth ______%
______%

Initial Purchas e Allocation Target DCA Instructions

ING Marsico Growth ______%
______% ING MFS Utilities ______%
______% ING MidCap Opportunities ______%
______% ING Multi-Manager International Small Cap Equity
______% ______% ING Pioneer Fund ______%
______% ING Pioneer Mid Cap Value ______%
______% ING Russell Large Cap Growth Index ______%
______% ING Russell Large Cap Index ______%
______% ING Russell Large Cap Value Index ______%
______% ING Russell Mid Cap Growth Index ______%
______% ING Russell Mid Cap Index ______%
______% ING Russell Small Cap Index ______%
______% ING Small Company ______%
______% ING T. Rowe Price Equity Income ______%
______% ING T. Rowe Price Growth Equity ______%
______% ING Templeton Foreign Equity ______%
______% ING Templeton Global Growth ______%
______% ING Van Kampen Comstock ______%
______% ING Van Kampen Global Franchise ______%
______% ING Van Kampen Growth and Income ______%
______% ING Wells Fargo Small Cap Disciplined
______%
______% ING WisdomTree(SM) Global High Yielding Equity Index
______% ______%

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